UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

April 28, 2014

Date of Report (Date of earliest event reported)

Installed Building Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36307	45-3707650
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

495 South High Street, Suite 50

Columbus, Ohio 43215

(Address of principal executive offices, including zip code)

(614) 221-3399

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2014, Installed Building Products, Inc. (the “Company”) announced the appointment of Todd R. Fry, 48, as its Chief Accounting Officer, effective April 28, 2014. Mr. Fry was formerly Chief Financial Officer of Champion Industries from 1999 to 2014, where his responsibilities included SEC reporting, Sarbanes-Oxley compliance, mergers & acquisitions, corporate governance, risk management and debt negotiation. Prior to that, from 1997 to 1999, Mr. Fry served as Chief Financial Officer of Broughton Foods Company, where he led both the IPO and subsequent sale of the company. Prior to his multiple CFO roles, Mr. Fry served as a manager at Coopers & Lybrand L.L.P., where he worked from 1991 to 1997. Mr. Fry holds a B.S. from The Ohio State University.

There are no arrangements or understandings between Mr. Fry and any other persons pursuant to which he was selected as Chief Accounting Officer. There are no family relationships between Mr. Fry and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Fry is an at-will employee of the Company, and does not have a written employment agreement. Mr. Fry is eligible to participate in certain benefit and incentive programs and plans of the Company.

The Company issued a press release on April 28, 2014 announcing the appointment of Mr. Fry, a copy of which is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release of Installed Building Products, Inc., dated April 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSTALLED BUILDING PRODUCTS, INC.

Date: April 28, 2014	By:	/s/ Michael T. Miller
Michael T. Miller
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Installed Building Products, Inc., dated April 28, 2014